Exhibit 99.1

Acquired Sales Corp. Plans to Acquire Aggregated Marketing Platform Inc. and Processing for a Cause Inc.

Lake Forest, Ill – June 23, 2016—Acquired Sales Corp. (OTC Pink: AQSP) today announced that it has signed a letter of intent with H. Warren Moon, David C. Meltzer and Sports 1 Marketing LLC, Irvine, California, to acquire Aggregated Marketing Platform Inc. ("AMP"), Processing for a Cause Inc. ("PFAC"), and a related management company.

The proposed acquisitions, which can only be closed upon the parties meeting several conditions, will include up to $200,000 in cash consideration, and stock consideration of 7 million shares and options to purchase 5 million shares of common stock of Acquired Sales. Up to 71% of such shares will be cancelled if certain consolidated pre-tax income milestones are not met by December 31, 2019, and up to 100% of such options will be cancelled if those consolidated pre-tax income milestones are not met by December 31, 2026.

AMP plans to aggregate virtual gifting programs with traditional TV, radio, billboards, stadium screens and other marketing media using patent-pending software, and AMP is in negotiations with several professional sports teams to launch its aggregated marketing platform starting next month. PFAC plans to market credit card processing programs designed to benefit not-for-profit entities. AMP and PFAC were both launched by Sports 1 Marketing in January of 2016.

Following the acquisitions, H. Warren Moon and Gerard M. Jacobs will serve as Co-Chairmen of Acquired Sales, and David C. Meltzer and Gerard M. Jacobs will serve as Co-CEOs of Acquired Sales.

Closing of the acquisitions is subject to a number of conditions, including the completion of mutually acceptable due diligence, delivery of audited financial statements, completion of a capital raise of at least $4.5 million, execution of definitive acquisition documents, obtaining necessary third party approvals, and completion of all necessary securities filings.

Gerard M. Jacobs, the Chairman and CEO of Acquired Sales, said, "We believe that Warren Moon and Dave Meltzer's vision for aggregated online and traditional marketing, starting with virtual gifting program nights at major professional sports and entertainment events, has the potential to disrupt the marketing industry. Acquired Sales is excited to partner with Warren and Dave, and to benefit from their years of experience and contacts."

"As a Hall of Fame Quarterback I have played with some of the greatest athletes in the world. Camaraderie and energy between co-workers and managers, similar to teammates and coaches, is one of the most valuable assets a company can have," says Warren Moon, Co-Founder and President of Sports 1 Marketing. "Putting people first creates an unparalleled office environment in which I am excited to continue to build a team on our shared values."

"I've been blessed to be a industry leader in both technology and sports, and can't think of a better partnership built for growth and success," says David Meltzer, CEO of Sports 1 Marketing.

About Acquired Sales Corp.
Acquired Sales Corp., Lake Forest, Illinois, is a publicly traded corporation of which Gerard M. Jacobs is the Chairman and CEO. Previously, Mr. Jacobs co-founded and served as the CEO of two publicly traded companies, including Metal Management, Inc., now part of Sims Metal Management Limited, the world's largest metal recycler.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, growth strategies, future plans, contingencies and contemplated transactions of the companies. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of these companies' operations, or the performance or achievements of these companies or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to: lack of brand awareness; balance sheet weakness and need for additional capital; potential for dilution; lack of a meaningful public market for our stock; uncertain economic conditions; risks and limitations associated with personnel and contracts; and risks associated with protection of intellectual property. Acquired Sales Corp. undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Acquired Sales Corp.'s filings with the U.S. Securities and Exchange Commission.

Contact:

Acquired Sales Corp.
Xavier Hermosillo - Investor Relations
(310) 344-1494